Exhibit 23.1

                          Independent Auditors' Consent

We consent to the use in this Registration Statement of Lite King Corp. on Form SB-2 of our reports dated July 26, 2000 and August 17, 2001 with respect to Lite King Corp. and our report dated January 12, 2001 with respect to National Cabling Services, Inc. appearing in this Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading, "Experts" in such Prospectus.

/s/ Greenberg & Company CPA's LLC

Springfield, New Jersey
August 13, 2002